Exhibit 99.1
May 17, 2011
Board of Directors
Pride International, Inc.
5847 San Felipe Street,
Suite 3300
Houston, TX 77057

Re:	Form 8-K of Pride International, Inc., filed May 17, 2011 (the “Form 8-K”)
Gentlemen:
Reference is made to our opinion letter, dated February 6, 2011 (“Opinion Letter”), with respect to the fairness from a financial point of view to the holders (other than Ensco plc (“Ensco”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share, of Pride International, Inc. (the “Company”) of the Consideration (as defined in the Opinion Letter) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 6, 2011, by and among Ensco, ENSCO Ventures LLC, a wholly owned subsidiary of Ensco, ENSCO International Incorporated, a wholly owned subsidiary of Ensco, and the Company.
The Opinion Letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Ensco and the Company have determined to reference our opinion in the above-referenced Form 8-K.
In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Additional Disclosure Regarding the Opinion of Goldman, Sachs & Co.” Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Form 8-K and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document (including any subsequent amendments to the above-mentioned Form 8-K), except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,

/s/ Goldman, Sachs & Co. (GOLDMAN, SACHS & CO.)